Exhibit 99.1

Broadcom Corp.		Acquisition of NetLogic
Microsystems, Inc. by
	BRCM	Broadcom Corp. Call	Sep. 12, 2011
Company▲	Ticker▲	Event Type▲	Date▲
  PARTICIPANTS
Corporate Participants
Chris Zegarelli — Director-Investor Relations
Scott A. McGregor — President, Chief Executive Officer & Director
Ronald Steven Jankov — President, Chief Executive Officer & Director, Netlogic Microsystems, Inc.
Eric K. Brandt — Chief Financial Officer & Executive Vice President
Rajiv Ramaswami — Executive VP, GM-Infrastructure & Networking Group
Other Participants
Vivek Arya — Research Analyst, Bank of America Merrill Lynch
John W. Pitzer — Research Analyst, Credit Suisse (United States)
Ross C. Seymore — Research Analyst, Deutsche Bank Securities, Inc.
Uche Orji — Analyst, UBS Securities LLC
Craig Berger — Senior Vice President, FBR Capital Markets
Craig A. Ellis — Director of Research & Senior Analyst, Caris & Co., Inc.
Harlan Sur — Senior Analyst, JPMorgan Securities LLC
Gary W. Mobley — Research Analyst, The Benchmark Co. LLC
Ruben Roy — Analyst, Mizuho Securities USA, Inc.
Sandeep Shyamsukha — Vice President, Auriga USA
David M. Wong — Senior Research Analyst, Wells Fargo Advisors LLC
Sachin Shah — Special Situations & Merger Arbitrage Strategist, Tullet Prebon
Stacy A. Rasgon — Senior Analyst, Sanford C. Bernstein & Co., Inc.
Arnab K. Chanda — Senior Research Analyst, ROTH Capital Partners LLC Sandy
Harrison — Analyst, Wunderlich Securities, Inc.
Dan Myers — General Partner, Crosslink Capital
Anil K. Doradla — Research Analyst, William Blair & Co. LLC
 MANAGEMENT DISCUSSION SECTION
Operator: Welcome to the Broadcom announces definitive agreement to acquire the NetLogic Microsystems Conference Call. At this time, all participants will be in a listen-only mode. Afterwards, we will conduct a question-and-answer session. [Operator Instructions] As a reminder, this conference call is being recorded Monday, September 12, 2011.

I will now turn the call over to your host, Chris Zegarelli, and Director of Investor Relations. Please go ahead.
Chris Zegarelli, Director-Investor Relations
Thank you. Good morning and thank you for joining our conference call to discuss Broadcom’s pending acquisition of NetLogic Microsystems. Today’s call will include remarks y Scott McGregor, Broadcom’s President and Chief Executive Officer; Ron Jankov, NetLogic Microsystems President and Chief Executive Officer; and Eric Brandt, Broadcom’s Executive Vice President and Chief Financial Officer. Rajiv Ramaswami, Broadcom’s Executive Vice President and General Manager for Broadcom’s Infrastructure and Networking Group, will join the question and answer session.
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Broadcom Corp.		Acquisition of NetLogic
Microsystems, Inc. by
	BRCM	Broadcom Corp. Call	Sep. 12, 2011
Company▲	Ticker▲	Event Type▲	Date▲
During this call, we may make forward-looking statements relating to our expectations with respect to the acquisition and other future events that involve risks and uncertainties. We encourage you to review our acquisition press release and SEC filings for a detailed presentation of risks associated with the acquisition and our business generally that may cause our actual results to differ materially from these forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances. Before making any voting decision with respect to the proposed acquisition, investors are urged to read NetLogic Microsystems proxy statement and other relevant materials when they become available.
I would also like to point out that an Internet presentation and audio broadcast accompany this call and you can access them by visiting www.broadcom.com. With that, let me turn the call over to Scott.
Scott A. McGregor, President, Chief Executive Officer & Director
Thanks, Chris, and thanks to everyone for joining us this morning. Broadcom’s strategy is to integrate best-in-class technology and platform solutions to target the fastest-growing segments of the wired and wireless communications business. This focus has enabled us to consistently outgrow the market while delivering solid returns to shareholders.
The proposed acquisition of NetLogic Microsystems is an important next step in that strategy. NetLogic Microsystems has developed truly unique products for embedded processing, from a visionary architecture for multi-core processors, to a leading position in knowledge based processors and highly differentiated digital front-end technology for wireless base stations.
Embedded processing is a fast-growing market segment, and together with NetLogic Microsystems and Broadcom are positioned to deliver best-in-class and highly integrated end-to-end platforms for this segment which is a consistent hallmark of Broadcom’s performance in a broad range of communications segments.
Broadcom and NetLogic Microsystem solutions are currently used in many of the same platforms today to solve a common problem for our customers. Corporations and network operators are struggling with the number of connected devices on their networks and the resulting explosion in demand for more bandwidth. At the same time, their networks are trying to handle a wider variety of applications, including an ever growing variety of video, voice and data content.
This is forcing corporations and operators to expand functionality in two dimensions. First, to increase the amount of bandwidth by utilizing more and faster switches from Broadcom, and second to increase the amount of intelligence needed to decide when, where and how this data flows over the network by integrating more embedded processors from NetLogic Microsystems.
The long-term solution to these challenges is to combine connectivity solutions from Broadcom with multi-core communications, knowledge-based, digital front-end processors from NetLogic Microsystems. Combining bandwidth, connectivity and intelligence into one tightly bundled and seamlessly integrated platform solution will result in lower integration costs, enhanced system performance and lower execution risks for our customers.
The NetLogic Microsystems team has also built a robust IP portfolio. The team is on track to have one patent in their portfolio per employee, an impressive feat considering they also have more than 700 employees. In 2010, the IEEE ranked Broadcom’s IP portfolio as number one among fables semiconductor companies. NetLogic Microsystems assets will only strengthen that position.
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Broadcom Corp.		Acquisition of NetLogic
Microsystems, Inc. by
	BRCM	Broadcom Corp. Call	Sep. 12, 2011
Company▲	Ticker▲	Event Type▲	Date▲
The engineering teams of both companies are also very much alike, as both companies share a common entrepreneurial spirit and drive for engineering excellence. Broadcom has a deep engineering culture and we’ve found an ideal fit with NetLogic Microsystems. When it comes to acquisition integration, Broadcom has an excellent track record. We’ve made more than 40 acquisitions or asset purchases in the last 10 years and have experienced low turnover of acquisition employees.
On the close of this transaction, NetLogic Microsystems’ CEO will continue to lead his team and will report into Rajiv Ramaswami, the head of Broadcom’s infrastructure and networking group. Rajiv, along with NetLogic Microsystems’ CEO, will jointly develop a detailed integration plan. Let me now turn the call over to Ron Jankov, NetLogic Microsystems CEO.
Ronald Steven Jankov, President, Chief Executive Officer & Director, Netlogic Microsystems, Inc.
Thank you, Scott. Today’s proposed combination benefits all key NetLogic Microsystems stakeholders. From a customer perspective, our leading multi-core, knowledge based and digital front end processors will benefit from having access to Broadcom’s broad set of leading edge IP, tools, resources and ecosystem. This will enable us to offer a complete communications platform solutions for our customers’ next generation designs.
Longer term, we will also be able to rethink the partitioning of functions on the platform to optimize performance and footprint and create a more cost- and power-effective solution for our customers. Our employees will also benefit by joining forces with an equally energetic organization with the same relentless focus on engineering excellence and innovation. We believe that joining Broadcom will help accelerate our innovation to bring out highly differentiated products and technologies for next generation LTE infrastructure, data center, metro Ethernet aggregation, enterprise networking, security, storage applications.
Our stockholders benefit from this combination as well, as they receive compelling value and an immediate return of capital from this all-cash transaction. As Scott mentioned, the two companies have a very similar culture. We are both engineering-driven, strive to do the impossible, and we both thrive in an environment that values and rewards innovation. I know that I speak for my team when I say that we are looking forward to joining Rajiv and his talented engineering team and look forward to pushing ahead on designing a next generation, fully integrated and seamless communications platform for network infrastructure.
With that, let me turn it over to Eric.
Eric K. Brandt, Chief Financial Officer & Executive Vice President
Thanks, Ron. This is a financially compelling combination that will benefit Broadcom’s shareholders. Broadcom is acquiring best-in-class assets and a high quality team that has been able to grow the top line nicely while delivering strong profitability at both the gross and operating margin lines. This transaction will be accretive to growth and will enhance Broadcom’s financial profile. It will help expand our addressable market significantly, in the infrastructure and networking space, from roughly $3.4 billion in 2010 to approximately $12 billion in 2015.
Consistent with best practices, we are utilizing our balance sheet to gain best-in-class assets, grow our revenue, enhance our margin profile and further Broadcom’s strategic objective of leveraging leading assets in platform solutions for multiple fast-growing communication segments. The
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Broadcom Corp.		Acquisition of NetLogic
Microsystems, Inc. by
	BRCM	Broadcom Corp. Call	Sep. 12, 2011
Company▲	Ticker▲	Event Type▲	Date▲
transaction is expected to close by the middle of 2012 and would be accretive to EPS on a non-GAAP basis by approximately $0.10 in 2012. As we have in other private and public transactions that we have undertaken, we will remain financially disciplined in our approach to this transaction.
We would also like to take this opportunity to reiterate our guidance for Q3. We expect revenue consistent with our previously guided range of $1.9 billion to $2 billion, GAAP product gross margin of flat to slightly up, and GAAP R&D and SG&A expenses of flat to down $10 million from Q2 2011 GAAP results. In addition by the end of Q3, we also expect to have approximately $4.2 billion in cash and cash equivalents, up from $3.8 billion at the end of Q2.
With that, let me turn the call back to John, our operator, for questions.
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Broadcom Corp.		Acquisition of NetLogic
Microsystems, Inc. by
	BRCM	Broadcom Corp. Call	Sep. 12, 2011
Company ▲	Ticker▲	Event Type▲	Date▲
QUESTION AND ANSWER SECTION
Operator: Thank you. We will now begin the question and answer session [Operator Instructions] And our first question comes from Vivek Arya from Bank of America. Please go ahead.
<Q — Vivek Arya — Bank of America Merrill Lynch>: Thanks for talking my question. Scott, I’m curious — I mean this is not a inexpensive acquisition. I ‘m wondering what the thought process was, what else you considered, and what kind of revenue and cost synergies should we be thinking about as we think 2012.
<A — Scott McGregor — Broadcom Corp.>: Let me take the first part of your question and I’ll turn it over to Eric for the others. When we look at a transaction, we certainly look at the different opportunities we have. Broadcom is quite capable of organically developing products. We’ve also done acquisitions that fuel growth. In this case, we found NetLogic had great technology. By acquiring NetLogic, it speeds us to market and allows us to achieve some of that integration we spoke about earlier on this call.
Let me turn over to Eric on synergies.
<A — Eric Brandt — Broadcom Corp.>: So, with respect to revenue, as you know we don’t provide more than one quarter’s guidance and once we are together, we’ll provide guidance for both companies in terms of revenue. In terms of the cost, this is actually not a deal specifically about cost synergies. We expect a little to no cost synergies with respect to engineering, certainly there’ll some on the G&A side, which you’d expect in terms of public companies. And I think if you put the two pieces together and assume a Q1 close with the appropriate adjustments to cash and balance sheets, et cetera, you could come up with about $0.07 of accretion next year and with the guidance of $0.10, you can see since we are assuming some synergies into next year.
<Q — Vivek Arya — Bank of America Merrill Lynch>: Got it. And just a quick one Scott, a broader question. What is the view on the current macroenvironment? What are you hearing from your customers and do you think your exposure to the consumer side, so essentially handsets, that you have greater confidence of that versus, say, what your enterprise customers are saying? So, just general thoughts on the environment would be very helpful. Thank you.
<A — Scott McGregor — Broadcom Corp.>: Of course, we’re not economists. I think you guys are closer to that than we are, so hard to predict the macroeconomy. I mean, certainly there are plenty of headlines to read in the news. But today, we did reiterate our guidance, showing our comfort in our numbers and in the customer forecasts we have.
Operator: Our next question comes from John Pitzer from Credit Suisse. Please go ahead.
<Q — John Pitzer — Credit Suisse (United States)>: Yeah, guys, good morning. Thanks for letting me ask the questions. Scott, can you talk a little bit about the premium that you’ve paid? What kind of ROI hurdles did you have out there? How does this compare to past acquisitions and then I guess secondly Scott, can you also talk a little bit about whether or not this combination could help accelerate some of your OEM customers who are still building internal silicon to actually begin to outsource at a faster rate? Thanks.
<A — Scott McGregor — Broadcom Corp.>: Let me address part of your question. I’ll turn it over to Eric for the rest. When we look at this transaction, we see this as a highly valued asset in many regards. It’s a great engineering team. They’ve delivered great products. NetLogic Microsystems has very strong margins and they’ve done a very great job with their customers. And so, that was certainly a key part of this acquisition for us.
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Broadcom Corp.		Acquisition of NetLogic
Microsystems, Inc. by
	BRCM	Broadcom Corp. Call	Sep. 12, 2011
Company▲	Ticker▲	Event Type▲	Date▲
Going forward, we have a lot of the same customers between the two companies and this should certainly enable us to tell an even better story to those customers going forward. And as we said in the call earlier, it significantly expands the market opportunities for us, more than doubling the size of the served market for us in this space. Eric?
<A — Eric Brandt — Broadcom Corp.>: John, just on the ROI, we did run an ROI analysis. We’ve run a discounted cash flow analysis to evaluate the appropriate price to pay on the deal. This transaction was above our cost of capital, which you can easily find on Bloomberg.
I think in terms of the transaction pricing itself, it reflects what the market’s view of a highly valued asset was. I mean, median transactions typically have been running around 51% on spot and this is about 56.5% and about 47% on a trailing 30-day and this is about 44. I think when you get down to it, most transactions, particularly in markets like this, typically go slightly above the 52-week high, which is consistent with what we paid. [ph] The median’s above this line (13:45) and this transaction’s 114. So I think, as Scott mentioned, a fast-growing, high-margin business, typically higher value than other businesses and our price and the valuation of NetLogic prior to our price reflect that.
Operator: Our next question comes from Ross Seymore from Deutsche Bank. Please go ahead.
<Q — Ross Seymore — Deutsche Bank Securities, Inc.>: Eric, just a question on the cash that you’re using, approximately how much cash will be remaining after it closes and what’s the level that you feel comfortable with running the company?
<A — Eric Brandt — Broadcom Corp.>: So, as I mentioned, we’ll have about $4.2 billion at the end of Q3. My guess is by the time we sort of get into the first half of next year, we’ll be sort of high fours and close to five. So, we’ll have sufficient cash to close the deal. In fact, if you look at the — if you take the cash, net of the cash that’s on the balance sheet, and the rollover of employee equity, the net cash out from Broadcom is somewhere between $3.3 and $3.4 billion depending on how much equity converts in the market prior to close and at around high fours to five by the time you get through the first half of 2012. I think we have plenty of cash.
In terms of the cash that we would typically have on hand, we’ve said in the past that we try to keep our cash at about half of our operating costs, which would be about between $1 billion and $1.5 billion. And so on closing of the transaction we would probably be right at that line, but given the fast and rapid cash generation of Broadcom, we’ll quickly move up off of that.
Operator: Our next question comes from Uche Orji from UBS. Please go ahead.
<Q — Uche Orji — UBS Securities LLC>: Sure. Thank you very much. First of all, [inaudible] (15:33). I dialed in late for the call. Specifically, can you talk about the competitive dynamics in this industry now? And specifically, obviously, we look at [ph] Cardamom as compared to NetLogic. When you — obviously did your due diligence, looked at both companies, can you in general talk about the company dynamics and why NetLogic within what space probably in a (15:45) slightly more competitive market in that sense?
<A — Scott McGregor — Broadcom Corp.>: We’re happy to do so. We looked at all the different competitive solutions out there, ranging from start-up companies to other established companies, and we felt, frankly, that NetLogic Microsystems had the best technology. They had some of the most advanced processors in terms of delivering performance. The way you connect multiple cores is very significant to the performance you can get out of them. And just overall, we felt that was the best solution. We also felt it was the strongest engineering team. So, that led us to this conclusion today.
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Broadcom Corp.		Acquisition of NetLogic
Microsystems, Inc. by
	BRCM	Broadcom Corp. Call	Sep. 12, 2011
Company▲	Ticker▲	Event Type▲	Date▲
Operator: Our next question comes from Craig Berger from FBR. Please go ahead.
<Q — Craig Berger — FBR Capital Markets>: Hey guys. Thanks for taking the questions. So, the deal makes sense to me from the all the strategic rationale. I just wanted to revisit the valuations. What are sort of the comps you looked at? What are sort of the key metrics that you looked at in valuing the deal?
<A — Eric Brandt — Broadcom Corp.>: So Craig, we looked at a variety of different things. We looked at discounted cash flow. We looked at ROI relative to the company’s cost of capital and then we looked at multiples. The hard part with multiples is that they sort of bounce around all over the place, depending on whether they’re GAAP or non-GAAP. But, if you look at the next 12 month multiples, typically for some of the largest deals that were done recently, I believe the median PE multiple for next 12 months on some of the larger deals is around 22. And if you do this on a consensus basis, this is around 26.5.
And again, I think that reflects the rapid growth of this business and the very high margin of this business, almost softwaresque. And so, those are the types of things we looked at. Certainly, it’s a full price for the transaction, but again, we believe that we are getting a excellent first-rate asset in the market and sometimes you have to — you pay for what you get for and I think we paid the right price for this.
Operator: Our next question comes from Craig Ellis from Caris and Company. Please go ahead.
<Q — Craig Ellis — Caris & Co., Inc.>: Yeah, congratulations on the deal and thanks for taking the question. Maybe just taking a different tack, Ron, I think investors kind of look at your business as a 3% to 5% quarterly grower. Inside a company like Broadcom and with the leverage off of their sales force and incremental relationship breadth that the business would get, what kind of growth rate do you think the NetLogic business can drive?
<A — Ronald Jankov — Netlogic Microsystems, Inc.>: I don’t want to project growth rates, how they’ll change within Broadcom, but certainly I think — if you remember when we brought in RMI, which was a small step for them to become part of NetLogic, the sales channel — the larger sales channel we had had a big impact and we had a big impact on making them more successful. Brining us into Broadcom is a multiplication factor of that. It’s a much greater sales force, much stronger financial resources and engineering support, et cetera. So the impact on us being part of Broadcom should be much greater than the impact we had on brining RMI into NetLogic.
Operator: And our next question comes from Harlan Sur from JPMorgan. Please go ahead.
<Q — Harlan Sur — JPMorgan Securities LLC>: Thank you for taking my question and congratulations on the acquisition. Are there any endmarkets where NetLogic now gives Broadcom a leadership position, let’s say in areas such as security and potentially storage?
<A — Rajiv Ramaswami — Broadcom Corp.>: This is Rajiv here, Harlan. So, if you look at the markets that NetLogic plays in, it’s essentially the same markets that we are in already today with our products at Broadcom. So, for the most part in fact, NetLogic products fits in the same products that we sell into today and the same customers. Clearly, there are — there is a broader market for embedded processors beyond just the traditional comm market into storage, as an example. And we will continue to work with NetLogic and go into those markets as well. And if you look at the overall embedded processor SAM, the majority of the SAM that we are talking about is still in the communications market, but clearly there are some adjacent opportunities in storage that we can go after.
Operator: Our next question comes from Gary Mobley from Benchmark. Please go ahead.
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Broadcom Corp.		Acquisition of NetLogic
Microsystems, Inc. by
	BRCM	Broadcom Corp. Call	Sep. 12, 2011
Company▲	Ticker▲	Event Type▲	Date▲
<Q — Gary Mobley — The Benchmark Co. LLC>: Hi, guys. It’s understandable how you’re going to tie these knowledge-based processors from NetLogic Micro with your higher end Ethernet switches. And, I guess, I’m assuming that would be a good solution for line speeds less than 20 gigabits per second, but what about creating something like a network processor for the higher end portion of the market? Is that an internal development initiative or might you need to go external for that?
<A — Rajiv Ramaswami — Broadcom Corp.>: So, I’m not sure I got your question fully here, but today if you look at most switching products, they do have a small level of on-chip, knowledge-based processors, DCAMs, but then when you want to go larger, you actually go with external engines, like what NetLogic does. And between the two companies, with our switching products, switch chips, and as well as NetLogic’s knowledge-based processor, we can scale and build very high end switches and routers, as-is today without acquiring any new development.
Over time, of course, we will continue to optimize how these processors tie together with our switching products. But, I think we’re in good shape already in terms of being able to address the entire range of switches and routers today.
<A — Scott McGregor — Broadcom Corp.>: Yes. And NetLogic also last week introduced a new 100-gig multi-core processor and so that’s a very high packet touch, very high throughput system called the XLPII. So again, that offers capability on, we’ll call it very high packet touch version of those network processors.
Operator: Our next question comes from Ruben Roy from Mizuho Securities. Please go ahead.
<Q — Ruben Roy — Mizuho Securities USA, Inc.>: Thanks. I guess this is for Rajiv. When you looked at NetLogic and the two main core areas of the business, multi-core and knowledge-based processors, was there one of the two technologies that you had to have to accelerate your position in the infrastructure market, or did you look at kind of the business as a whole and decide that the entire NetLogic would drive growth going forward? Thank you.
<A — Rajiv Ramaswami — Broadcom Corp.>: It’s actually a combination of both. So, first of all, we’ve been talking about the fact that embedded processors is a very strategic opportunity for us and we’ve done that for a while now. And so clearly, that was a strong impetus in our looking at NetLogic and the fact that they have one of the best processing technologies out there for multi-core, scalable, high performance embedded CPUs.
Now in addition to that, the other assets that NetLogic brings to the table are actually very good as well and they’re very complementary and synergistic to us. So, the knowledge-based processors which fit together with our switching and routing platforms, nice fit, will continue to grow over time. Transition from IPv4 to IPv6, as an example, will help that. Their digital front end processors that go into wireless base stations, that can be combined with our other assets that we have in this space including some in-house IP as well as our recent Microwave acquisition, will allow us to play a broader role in the wireless infrastructure market as well. So it’s an overall — it’s a very complementary set of assets that fits very nicely together with our current product portfolio.
Operator: Our next question comes from Sandeep Shyamsukha from Auriga USA. Please go ahead.
<Q — Sandeep Shyamsukha — Auriga USA>: Yes, hi. Thanks for taking my question. I just wanted to touch base on your last answer. You said embedded processors sounded like the primary goal for going after this acquisition. So from that standpoint, I mean, I just wanted to see what you think about NetLogic’s solution versus Cavium’s solution? At least in terms of market share, currently it seems Cavium is further ahead. So what drove you towards NetLogic here?
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Broadcom Corp.		Acquisition of NetLogic
Microsystems, Inc. by
	BRCM	Broadcom Corp. Call	Sep. 12, 2011
Company▲	Ticker▲	Event Type▲	Date▲
<A — Ronald Jankov — Netlogic Microsystems, Inc.>: This is Ron. I’m going to speak first. That’s certainly — what’s differentiated about NetLogic is the core technology going forward, and really in processors, embedded processors, it’s all about driving to the next generation. And performance is becoming hugely important, particularly in wireless infrastructure where the move from 3G to HSPA+ and to 4G LTE, the performance requirements are going up dramatically. And NetLogic had the fastest and better processor right now. So even though that our market share doesn’t yet show that, we’re primed to have large market share gains with the most superior product, highest performance product in the market today.
Operator: And our next question comes from David Wong from Wells Fargo. Please go ahead.
<Q — David Wong — Wells Fargo Advisors LLC>: Thank you very much. On the NetLogic products, are there any pieces of circuitry that Broadcom has that you intend to integrate into future NetLogic products? Would you expect to run the engineering groups and the lines separately going forward?
<A — Rajiv Ramaswami — Broadcom Corp.>: Yeah, so as you know, Broadcom has a lot of IP in this space that NetLogic can make use of over time. So we have a whole central engineering team that does a bunch of analog building blocks that could all be leveraged by NetLogic chips going forward. We have the ability to take our broad IP portfolio and put together SoCs that are more tightly integrated then where we’re at today. So, all those are things that we could be doing in future and will benefit NetLogic products.
Operator: Our next question comes from Sachin Shah from Tullet Prebon. Please go ahead.
<Q — Sachin Shah — Tullet Prebon>: Hi. Good morning, just had a few questions on the regulatory approvals. Just to — I saw the merger agreement there. [ph] They just are as (26:13) required — you have the Taiwanese approval, as well as the Chinese approval. So just wanted to find out as a clarification, are there any issues that you see from those approvals? Are there any other approvals that are not mentioned within the merger agreement?
<A — Eric Brandt — Broadcom Corp.>: We — those are the expected approvals that are required, the three that you mentioned. We do not believe there are others. There may be one or two other, smaller countries as we look more closely. We don’t anticipate issues. Our products are complementary and often sit next to each other. They’re not — there isn’t a high degree of overlap between the two products, so — or two sets of products. So, we believe that we’ll be able to work our way through the process, and as we mentioned, close in the first half of next year.
Operator: Our next question comes from Stacy Rasgon from Sanford Bernstein. Please go ahead.
<Q — Stacy Rasgon — Sanford C. Bernstein & Co., Inc.>: Hi, guys. Thanks for taking my questions. Just curious on how long will the integrated roadmap — you’ve mentioned connectivity, bandwidth and intelligence coming out of this deal and integrating the various pieces together. How long will have that take and what’s your vision for that? What are the kind of advantages, whether it’s tower price or anything else that customers are really going to derive from this and over what timeframe do you expect to be able to deliver it?
<A — Rajiv Ramaswami — Broadcom Corp.>: Sure. So, in the short term, it’s obviously about putting the products together into more of an integrated solution, rather than an indicted SoC and allowing customers to get these products faster to market, because they get a whole solution from us in terms of software, pre-tested, things put together already, a solution aspect of this.
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Broadcom Corp.		Acquisition of NetLogic
Microsystems, Inc. by
	BRCM	Broadcom Corp. Call	Sep. 12, 2011
Company▲	Ticker▲	Event Type▲	Date▲
Now longer term, what we can do is to figure out what functions go in where. So, we can talk about what to do inside the switches that we do, what to do inside the processors that NetLogic brings to the table. We can optimally partition these functions across these two products and create a lower power, more integrated solution. And then if you look one step, at the same time while we’re doing that, we already are looking at integrating processor cores into our switch chips. And today, some of our switch chips already have those and we will continue to expand that integration over time as well.
<Q — Stacy Rasgon — Sanford C. Bernstein & Co., Inc.>: And so it sounds like that integration planning is still an ongoing process.
<A — Rajiv Ramaswami — Broadcom Corp.>: Very much so, we expect to be planning that and we expect to hit the ground running once the deal closes.
<Q — Stacy Rasgon — Sanford C. Bernstein & Co., Inc.>: All right. Thank you.
Operator: Our next question comes from Glen Yeung from Citi. Please go ahead.
<Q>: Hi, this is [ph] Jean Ho (28:52) for Glen Yeung. Just wondering post the merger closing, can you describe the competitive environment and does Broadcom expect a competitive response in terms of M&A from other competitors?
<A — Rajiv Ramaswami — Broadcom Corp.>: The market continues to be very competitive. We have many competitors in different segments of this market, everything that we play in. We have a set of competitors on the switch side. We have a set of competitors on the [ph] pie (29:21) side. And we expect there to be a healthy set of competitors in the market long term and we expect to win based on the best execution and the best technology we bring to the market.
Operator: Our next question from Arnab Chanda from Roth Capital. Please go ahead.
<Q — Arnab Chanda — ROTH Capital Partners LLC>: Thank you very much. Congratulations, Ron. That was a great ride. Question for Eric and just — this is not something that — this is obviously before your time, but Broadcom was in the processor business and did not do very well and ended up shutting it down. Could you talk a little bit about how you intend to sort of pursue this business that would be different from the past? I realize it’s not a fair question, because you guys were not there at the company, but just wanted to make sure of your strategic focus on it.
<A — Eric Brandt — Broadcom Corp.>: Yes. I think NetLogic, first of all, has proven itself already by bringing this next generation XLP to market. They’re already well established, advancing very well and it’s a — we have done our diligence. We don’t expect to see too many surprises here. And the other thing I think we’ve realized is that there is a significant long-term investment required here to play in this game and make sure as we continue to carry this forward with every generation of technology. So, NetLogic today is at 40-nanometers. They’ve already announced technology, products at 28-nanometers. And we expect to continue that investment at Broadcom and if anything, continue to add to it over time. And that’s really, ultimately the recipe for success here in this business.
Operator: Our next question is from Sandy Harrison from Wunderlich. Please go ahead
<Q — Sandy Harrison — Wunderlich Securities, Inc.>: Yeah. Thanks for taking my call and again, nice job Ron. Just on the comments you just had, if you look at what NetLogic has done, they’ve introduced the new products at 28-nanometer and I think everything there, it’s now sub-50 nanometer. How quickly — or I guess the first part would be how closely tied are you, or could you
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Broadcom Corp.		Acquisition of NetLogic
Microsystems, Inc. by
	BRCM	Broadcom Corp. Call	Sep. 12, 2011
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switch over to the NetLogic processor or process geometries and how quickly would you expect to take the rest of the Broadcom product to the level where NetLogic is currently?
<A — Scott McGregor — Broadcom Corp.>: Broadcom is currently developing products in 28-nanometer today. So, we all use industry standard processes to do that. So, certainly NetLogic, already in 28-nanometer with announced products there. Broadcom typically announces products as they ship to market, so a slightly different emphasis, but we have 28-nanometer products in development as well. So, we’ll both be pushing forward on that node.
<Q — Sandy Harrison — Wunderlich Securities, Inc.>: And then just a quick follow-up, the digital frontend that NetLogic recently acquired, how well does that fit up with your Beceem and other acquisitions that you’ve made in the wireless infrastructure place?
<A — Rajiv Ramaswami — Broadcom Corp.>: So, the digital frontend fits very nicely on the infrastructure side, not on the hand side. So, if you look at what we have today in the wireless infrastructure market with the combination, so we have our switch chips that we are selling for backhaul applications and we have a very good presence over there with the microwave assets. Again, we cemented our position in backhaul and with the DFE assets from NetLogic, we are able to get into the base stations as well as the embedded processors.
Between those two, we are able to now have a bigger role inside the base stations as they evolve to LTE and beyond. So, overall, between the combination of Broadcom and NetLogic products put together, it significantly expands our addressable market in wireless infrastructure.
Operator: Our next question comes from Dan Myers from Crosslink Capital. Please go ahead.
<Q — Dan Myers — Crosslink Capital>: Hi, questions for Ron and Eric. Could you talk about break-up fees and also when we see the merger documents, are we going to see that more than one bidder appeared here and was this actually a sale process or was it a purchase process at Broadcom? Thank you.
<A — Eric Brandt — Broadcom Corp.>: You’ll see in the document that the break-up fee is 3.25%. That was negotiated between the two companies. And the process that we went through — I mean if we take one step back, it was part of our broader strategic planning process in terms of both use of internal and external capital in terms of balance sheet and P&L dollars. And then the negotiation between the two sides was exclusive and not [indiscernible] (34:02).
<Q — Dan Myers — Crosslink Capital>: Great. So, when we see the documents, we’ll see that you looked at multiple other companies that were [ph] built us several [indiscernible] environment (34:11)?
<A — Eric Brandt — Broadcom Corp.>: You will not see that in the documents, but we do that as part of our process on an annual basis and we have looked across the environment across a whole variety of different things and I would say what we concluded is one of our top strategic priorities was to improve our position in embedded processors and this transaction absolutely moves us forward substantially relative to where we are today.
Operator: Our next question comes from Sachin Shah from Tullet Prebon. Please go ahead.
<Q — Sachin Shah — Tullet Prebon>: Hi. I just wanted to follow up. You mentioned earlier that this deal wasn’t about synergy. So, with the market volatility as we currently have, just wanted to find out, how did you feel comfortable paying the price that you did and not having significant near-term synergies, at least on the cost side?
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Broadcom Corp.		Acquisition of NetLogic
Microsystems, Inc. by
	BRCM	Broadcom Corp. Call	Sep. 12, 2011
Company▲	Ticker▲	Event Type▲	Date▲
<A — Eric Brandt — Broadcom Corp.>: So, when we looked at the transaction, we’re firm believers that value is defined by revenue growth and gross margin. And this acquisition is accretive to both Broadcom’s revenue growth and its gross margin. So first and foremost, we believe it’s value-enhancing to the corporation. I think, secondarily we looked very closely at discounted cash flows, return on capital, and to add premiums that were paid in similar transactions. As I mentioned earlier, if you look at similar transactions, again the premium we paid is very close to the range that was provided in similar transactions and that’s how we arrived at the number.
<Q — Sachin Shah — Tullet Prebon>: Okay, fair enough. Thank you.
Operator: Our next question comes from Anil Doradla from William Blair. Please go ahead.
<Q — Anil Doradla — William Blair & Co. LLC>: Yes. Hey, Ron, congratulations on the take-out, a couple quick questions. Broadcom just mentioned that there will be some levels of investment in the business. Can you give us a sense of how much investment are you thinking about in the business and how should we be looking at an incremental dollar from NetLogic’s perspective at least? And the second thing was, Ron, are you able to catch up with your key customers and share with this potential acquisition and give us some sense of what their feedback has been?
<A — Scott McGregor — Broadcom Corp.>: In terms of investments — this is Scott. We will continue to invest in this business. Our infrastructure and networking business is a strong performer and this is an example today of investing in that business, of putting significant cash infusion to help to grow that and we anticipate to continue to fuel that portfolio going forward.
<Q — Anil Doradla — William Blair & Co. LLC>: And, could you give us sense of magnitude, how much there might be some incremental spending from Broadcom’s point of view over the next 12 to 24 months for — anyway in NetLogic?
<A — Scott McGregor — Broadcom Corp.>: We don’t break that out, but we do have a portfolio review process that we go through when we look at the opportunities for investment across our whole portfolio. And we endeavor to put our P&L dollars into the places that generate the most value going forward. And, so we will look to this as one of those investment areas going forward.
<A — Eric Brandt — Broadcom Corp.>: Just to add to that, I mean when we close the transaction there are a couple of things, couple effects, that will happen, one which relates to purchase accounting, which would cause a couple of things. One is the step-up of the inventory, which you’ve seen on other transactions we’ve done. I don’t have an answer to that, but as NetLogic is holding somewhere around a quarter worth of inventory at its gross margins, you can assume that that inventory will be stepped up consistent with the distributor margin, which could be mid-single digits. So it’s a pretty high step up and that will work its way through the P&L on a — that would be on a GAAP basis. We typically break that out for you on a non-GAAP basis.
In addition, there will be a variety of purchase intangibles that we will need to book as part of the purchase price allocation and those would run through the amortization line and some may run through the COGS line. My guess is for some period of time, we will be working with both systems in trying to integrate between the two companies. We do that fairly quickly.
Beyond that, as Scott mentioned, we have a portfolio process. We are not anticipating significant changes to resourcing of the businesses. And again, this reflects a use of both assets that the company has, its P&L dollars and R&D, which we have allocated probably mostly to the wireless business, and some of our balance sheet dollars, which today as you can see, mostly allocated to our high margin [indiscernible] (3848) business.
Operator: We have no further questions at this time.
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Broadcom Corp.		Acquisition of NetLogic
Microsystems, Inc. by
	BRCM	Broadcom Corp. Call	Sep. 12, 2011
Company▲	Ticker▲	Event Type▲	Date▲
Scott A. McGregor, President, Chief Executive Officer & Director
So in closing, Broadcom’s acquisition of Broadcom and NetLogic Microsystems is about great technology and driving seamless integration. It’s also about significantly expanding our market opportunity and strengthening our profitability. Finally, today’s announced acquisition is financially compelling and the two companies are an excellent fit, both culturally and technologically. I’m confident we’ll hit the ground running when the transaction closes. Thank you, everyone, and have a good day.
Operator: Thank you. Ladies and gentlemen, this concludes today’s conference. Thank you for participating. You may now disconnect.
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Cautions Regarding Forward-Looking Statements
All statements included or incorporated by reference in this Current Report on Form 8-K (including the exhibits thereto), other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the impact of the acquisition on Broadcom’s earnings per share, the expected date of closing of the transaction, the strategic fit of NetLogic Microsystems’ technology into Broadcom’s business, and the potential benefits of the merger. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
Important risk factors that may cause such a difference for Broadcom in connection with the acquisition of NetLogic Microsystems include, but are not limited to unexpected variations in market growth and demand for multi-core network processor and related technologies, matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory clearances and closing conditions relating to the transaction and closing conditions relating to the transaction, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues and charges resulting from purchase accounting adjustments or fair value measurements.
Broadcom’s Annual Report on Form 10-K for the year ended December 31, 2010, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this Current Report on Form 8-K (including the exhibits thereto) speak only as of this date. Broadcom undertakes no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Additional information about the Merger and Where to Find It
In connection with the proposed transaction, NetLogic Microsystems intends to file a definitive proxy statement and other relevant materials with the SEC. Before making any voting decision with respect to the proposed transaction, stockholders of NetLogic Microsystems are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents to be filed by NetLogic Microsystems with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from NetLogic Microsystems’ website at www.netlogicmicro.com or by contacting NetLogic Microsystems Investor Relations at: investors@netlogicmicro.com. Investors and security holders of NetLogic Microsystems are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
NetLogic Microsystems and Broadcom and each of their respective executive officers, directors and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from NetLogic Microsystems’ stockholders in favor of the proposed transaction. A list of the names of NetLogic Microsystems’ executive officers and directors and a description of their respective interests in NetLogic Microsystems are set forth in NetLogic Microsystems’ annual report on Form 10-K for the fiscal year ended December 31, 2010, the proxy statement for NetLogic Microsystems’ 2011 Annual Meeting of Stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Certain executive officers and directors of NetLogic Microsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement relating to the merger when it becomes available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Broadcom’s executive officers and directors by reading Broadcom’s proxy statement for its 2011 Annual Meeting of Shareholders.